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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-21075) of our report dated July 24, 1998, except for Note 9 which is dated as of August 25, 1998, appearing in the 1998 Annual Report to Shareholders of International Network Services which is incorporated in International Network Services' Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 24, 1998